CPI Aerostructures, Inc. S-8

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

Melville, NY

July 17, 2025